                                                                    EXHIBIT 99.2

     INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Combining Balance Sheet
as of April 30, 2001........................................................F-1

Unaudited Pro Forma Condensed Combining Statement of
Operations for the Three Months Ended April 30, 2001........................F-2

Unaudited Pro Forma Condensed Combining Statement of
Operations for the Year Ended January 31, 2001..............................F-3

Notes to Unaudited Pro Forma Condensed Combining Financial Information......F-4

                              CARREKER CORPORATION
              UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET
                              AS OF APRIL 30, 2001
                                 (IN THOUSANDS)

                                                                ------------------------------
                                                                   Historical Amounts
                                                                ------------------------------
                                                                  Carreker     Check Solutions       Pro Forma
                                                                Corporation        Company          Adjustments       Total
                                                                -----------      -----------        -----------    -----------
ASSETS

CURRENT ASSETS
    Cash and cash equivalents.................................  $    55,052      $    28,800    (2) $  (109,500)   $    18,514
                                                                                                (3)      44,162
    Short-term investments....................................       13,581               91                 --         13,672
    Accounts receivable, net..................................       47,712           16,389                 --         64,101
    Federal income tax receivable.............................        6,116               --                 --          6,116
    Prepaid software royalties................................        6,606               --                 --          6,606
    Prepaid expenses and other current assets.................        3,554            1,049    (2)         (92)         4,511
    Deferred income taxes.....................................          868               --                 --            868
                                                                -----------      -----------        -----------    -----------
Total current assets..........................................      133,489           46,329            (65,430)       114,388

Property and equipment, net of accumulated depreciation.......        6,196            2,372                             8,568
Software costs capitalized, net of accumulated amortization...       10,796               --    (2)      25,500         33,996
                                                                                                (4)      (2,300)

Goodwill, net.................................................           --               --    (2)      63,851         63,851
Intangible assets, net........................................           --               --    (2)      14,000         14,000
Deferred income taxes.........................................           46               --                 --             46
Other assets..................................................          613              102    (3)         838          1,553
                                                                -----------      -----------        -----------    -----------
Total assets..................................................  $   151,140      $    48,803        $    36,459    $   236,402
                                                                ===========      ===========        ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

    Accounts payable..........................................  $     2,319      $     1,032        $        --    $     3,351
    Accrued compensation and benefits.........................        4,420            9,402    (2)       9,865         23,687
    Other accrued expenses ...................................        2,747            1,203    (2)       1,800          5,750
    Note payable .............................................          593               --                 --            593
    Income taxes payable .....................................          800               --                 --            800
    Deferred revenue..........................................        8,748           24,905    (2)      (7,073)        26,580
                                                                -----------      -----------        -----------    -----------
Total current liabilities.....................................       19,627           36,542              4,592         60,761
Long-term debt................................................           --               --    (3)      45,000         45,000
Deferred income taxes.........................................        3,473               --                 --          3,473
Deferred revenue..............................................           --            1,428                 --          1,428
                                                                -----------      -----------        -----------    -----------
Total liabilities.............................................       23,100           37,970             49,592        110,662
STOCKHOLDERS' EQUITY
    Preferred stock, $.01 par value:
        2,000 shares authorized; no shares issued or
        outstanding...........................................           --               --                 --
    Common stock, $.01 par value:
        100,000 shares authorized; 21,837 shares issued.......          218               --                 --            218
    Additional paid-in capital................................       92,590               --                 --         92,590
    Deferred compensation.....................................          (48)              --                 --            (48)
    Retained earnings.........................................       35,752               --    (4)      (2,300)        33,452
    Partners equity...........................................                        10,833    (2)     (10,833)            --
    Less treasury stock, at cost:
        18 and 1 common shares as of July 31, 2001 and
        January 31, 2001 .....................................         (472)              --                 --           (472)
                                                                -----------      -----------        -----------    -----------
Total stockholders' equity....................................      128,040           10,833            (13,133)       125,740
                                                                -----------      -----------        -----------    -----------
Total liabilities and stockholders' equity....................  $   151,140      $    48,803        $    36,459    $   236,402
                                                                ===========      ===========        ===========    ===========

   See Notes to Unaudited Pro Forma Condensed Combining Financial Information

                              CARREKER CORPORATION

         UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED APRIL 30, 2001

                                 (IN THOUSANDS)


                                      ------------------------
                                         Historical Amounts
                                      ------------------------
                                                       Check                                                          Adjusted
                                        Carreker     Solutions       Pro Forma       Pro Forma           Further     Pro Forma
                                      Corporation     Company        Adjustments     Combined          Adjustments    Combined
                                      -----------    ----------    --------------    ----------    ---------------   ----------
REVENUES:
  Consulting fees...................  $    14,845    $       --        $       --    $   14,845        $       --    $   14,845
  Software license fees.............        5,235        36,798                --        42,033    (9)    (33,359)        8,674
  Software maintenance fees.........        3,197         4,556                --         7,753                --         7,753
  Software implementation fees......        2,127         3,378                --         5,505                --         5,505
                                      -----------    ----------        ----------    ----------        ----------    ----------
    Total revenues..................       25,404        44,732                --        70,136           (33,359)       36,777

COST OF REVENUES:
  Consulting fees...................       10,015            --                --        10,015                --        10,015
  Software license fees.............        1,165         2,144    (5)        988         4,297    (9)     (1,858)        2,439
  Software maintenance fees.........        1,300           969                --         2,269                --         2,269
  Software implementation fees......        1,724         1,998                --         3,722                --         3,722
                                      -----------    ----------        ----------    ----------        ----------    ----------
    Total cost of revenues..........       14,204         5,111               988        20,303            (1,858)       18,445
                                      -----------    ----------        ----------    ----------        ----------    ----------
Gross profit........................       11,200        39,621              (988)       49,833           (31,501)       18,332
                                      -----------    ----------        ----------    ----------        ----------    ----------
OPERATING COSTS AND EXPENSES:

  Selling, general and
  administrative....................        8,937         5,588    (5)      1,064        16,172    (9)       (692)       15,480
                                                                   (5)        583
  Research and development..........          867         1,808                --         2,675                --         2,675
                                      -----------    ----------        ----------    ----------        ----------    ----------
    Total operating costs and
    expenses........................        9,804         7,396             1,647        18,847              (692)       18,155
                                      -----------    ----------        ----------    ----------        ----------    ----------
Income (loss) from operations.......        1,396        32,225            (2,635)       30,986           (30,809)          177

OTHER INCOME (EXPENSE)

  Interest income, net..............          770           297    (7)       (726)          341                --           341
  Interest expense, net.............           --            --    (6)       (738)         (738)               --          (738)
  Other income (expense)............          (84)           --                --           (84)               --           (84)
                                      -----------    ----------        ----------    ----------        ----------    ----------
    Total other income (expense)....          686           297            (1,464)         (481)               --          (481)
                                      -----------    ----------        ----------    ----------        ----------    ----------
Income (loss) before provision
for income taxes....................        2,082        32,522            (4,099)       30,505           (30,809)         (304)
Provision for income taxes..........          770            --    (8)     10,517        11,287    (9)    (11,399)         (112)
                                      -----------    ----------        ----------    ----------        ----------    ----------
Net income (loss)...................  $     1,312    $   32,522        $  (14,616)   $   19,218        $  (19,410)   $     (192)
                                      ===========    ==========        ==========    ==========        ==========    ==========
Basic earnings per share............  $      0.06                                    $     0.88                      $    (0.01)
                                      ===========                                    ==========                      ==========
Diluted earnings per share .........  $      0.06                                    $     0.85                      $    (0.01)
                                      ===========                                    ==========                      ==========
Shares used in computing basic
earnings per share..................       21,764                                        21,764                          21,764
                                      ===========                                    ==========                      ==========
Shares used in computing
diluted earnings per share..........       22,732                                        22,732                          22,732
                                      ===========                                    ==========                      ==========

   See Notes to Unaudited Pro Forma Condensed Combining Financial Information

                              CARREKER CORPORATION

         UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED JANUARY 31, 2001
                                 (IN THOUSANDS)

                                      ------------------------
                                         Historical Amounts
                                      ------------------------
                                                       Check                                                          Adjusted
                                        Carreker     Solutions       Pro Forma       Pro Forma           Further     Pro Forma
                                      Corporation     Company        Adjustments     Combined          Adjustments    Combined
                                      -----------    ----------    --------------    ----------    ---------------   ----------
REVENUES:
  Consulting fees...................  $    71,715    $       --        $       --    $   71,715        $       --    $   71,715
  Software license fees.............       18,030         9,569                --        27,599    (9)     15,931        43,530
  Software maintenance fees.........       11,223        17,481                --        28,704                --        28,704
  Software implementation fees......        9,298        13,048                --        22,346                --        22,346
                                      -----------    ----------        ----------    ----------        ----------    ----------
    Total revenues..................      110,266        40,098                --       150,364            15,931       166,295

COST OF REVENUES:
  Consulting fees...................       38,185            --                --        38,185                --        38,185
  Software license fees.............        5,529           599    (5)      3,950        10,078    (9)      1,013        11,091
  Software maintenance fees.........        2,897         4,029                --         6,926                --         6,926
  Software implementation fees......        5,653         8,159                --        13,812                --        13,812
                                      -----------    ----------        ----------    ----------        ----------    ----------
    Total cost of revenues..........       52,264        12,787             3,950        69,001             1,013        70,014
                                      -----------    ----------        ----------    ----------        ----------    ----------
Gross profit........................       58,002        27,311            (3,950)       81,363            14,918        96,281
                                      -----------    ----------        ----------    ----------        ----------    ----------
OPERATING COSTS AND EXPENSES:
  Selling, general and
  administrative....................       31,743        24,603    (5)      4,257        62,936    (9)        250        63,186
                                                                   (5)      2,333
  Research and development..........        6,055         6,149                --        12,204                --        12,204
                                      -----------    ----------        ----------    ----------        ----------    ----------
    Total operating costs and
    expenses........................       37,798        30,752             6,590       75,140                250        75,390
                                      -----------    ----------        ----------    ----------        ----------    ----------
Income (loss) from operations.......       20,204        (3,441)          (10,540)       6,223             14,668        20,891

OTHER INCOME (EXPENSE)
  Interest income, net..............        1,959           762    (7)     (2,721)           --                --            --
  Interest expense, net.............           --            --    (6)     (2,951)       (2,951)               --        (2,951)
  Other income (expense)............         (237)           --                --          (237)               --          (237)
                                      -----------    ----------        ----------    ----------        ----------    ----------
    Total other income expense)......       1,722           762            (5,672)       (3,188)               --        (3,188)
                                      -----------    ----------        ----------    ----------        ----------    ----------
Income (loss) before
provision for income taxes..........       21,926        (2,679)          (16,212)        3,035            14,668        17,703
Provision for income taxes..........        8,332            91    (8)     (7,270)        1,153    (9)      5,574         6,727
                                      -----------    ----------        ----------    ----------        ----------    ----------
Net income (loss)...................  $    13,594    $   (2,770)       $   (8,942)   $    1,882        $    9,094    $   10,976
                                      ===========    ==========        ==========    ==========        ==========    ==========
Basic earnings per share............  $      0.70                                    $     0.10                      $     0.57
                                      ===========                                    ==========                      ==========
Diluted earnings per share .........  $      0.67                                    $     0.09                      $     0.54
                                      ===========                                    ==========                      ==========
Shares used in computing basic
earnings per share..................       19,305                                        19,305                          19,305
                                      ===========                                    ==========                      ==========
Shares used in computing diluted
earnings per share..................       20,429                                        20,429                          20,429
                                      ===========                                    ==========                      ==========

   See Notes to Unaudited Pro Forma Condensed Combining Financial Information.

                              CARREKER CORPORATION

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION

1.       Basic Presentation Principals.

On June 6, 2001, Carreker Corporation (the Company), acquired Check Solutions Company (Check Solutions) pursuant to a partnership interest purchase agreement among Carreker Corporation, Check Consultants Company of Tennessee, Inc., IPSS Corporation, International Business Machines Corporation and First Tennessee Bank National Association. The combination with Check Solutions has been accounted for as a purchase business combination by the Company.

The accompanying Unaudited Pro Forma Condensed Combining Balance Sheet of Carreker Corporation and Check Solutions has been prepared as if the combination had been completed as of April 30, 2001. The accompanying Unaudited Pro Forma Condensed Combining Balance Sheet combines Carreker Corporation's historical balance sheet as of April 30, 2001 with Check Solution's historical balance Sheet as of March 31, 2001. The accompanying Unaudited Pro Forma Condensed Combining Statements of Operations, for both the three months ended April 30, 2001 and the year ended January 31, 2001, assume the combination with Check Solutions had been completed on February 1, 2000. The Unaudited Pro Forma Condensed Combining Statements of Operations for the three months ended April 30, 2001 combine Carreker Corporation's historical statement of operations for the three months ended April 30, 2001 with the Check Solutions' historical statement of operations for the three months ended March 31, 2001. The Unaudited Pro Forma Condensed Combining Statements of Operations for the year ended January 31, 2001 combine Carreker Corporation's historical statement of operations for the year ended January 31, 2001 with the Check Solutions' statement of operations for the year ended December 31, 2000.

Carreker Corporation paid $109.5 million in cash for the acquisition of Check Solutions. Carreker Corporation funded the acquisition through $64.5 million of its cash and funded the remaining $45.0 million from proceeds of borrowings. Carreker Corporation expects to incur approximately $1.8 million of direct acquisition costs. The total purchase price of $111.3 million was allocated to assets acquired and liabilities assumed based on Check Solutions' March 31, 2001 balance sheet.

The allocation of the Check Solutions purchase price among the assets acquired and liabilities assumed is based on preliminary estimates of the fair market value. These estimates of fair market value could change based on the completion of the Company's evaluation of the assets and liabilities of Check Solutions, including finalization of an independent appraisal of the intangible assets acquired.

                              CARREKER CORPORATION

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION

1.       Basic Presentation Principals (continued).

The Unaudited Pro Forma Condensed Combining Statements of Operations for the three months ended April 30, 2001 and for the year ended January 31, 2001 do not include a charge of $2.3 million (no income tax effect) of purchased in-process research and development arising from the merger, which will be expensed at the acquisition, as this expense will not have a continuing impact.

The accompanying unaudited pro forma financial information is presented for illustrative purposes and is not necessarily indicative of the results of operations that would have been reported if the combination had been completed as presented in the accompanying unaudited pro forma condensed combining balance sheet and operating statements. Actual statements of operations of the companies will be consolidated commencing on June 6, 2001, the closing date of the acquisition. The unaudited pro forma condensed combined financial information presented is based on, and should be read in conjunction with, the historical consolidated financial statements and the related notes thereto for both the Company and Check Solutions.

2. This adjustment reflects the funding of the purchase price for the net assets of Check Solutions and related acquisition costs and the allocation of the initial purchase price to assets acquired and liabilities assumed. The final value of the intangible assets will change with any change in Check Solutions' balance sheet from March 31, 2001 to the closing date of June 6, 2001.

                                                                 (In thousands)
             Capitalized software, net........................     $   25,500
             Goodwill, net....................................         63,851
             Other intangible assets, net.....................         14,000
             Partners' equity.................................         10,833
             Deferred revenue.................................          7,073
                 Cash.........................................                     $  109,500
                 Accrued acquisition expenses.................                          1,800
                 Accrued compensation and benefits............                          9,865
                 Deferred selling costs.......................                             92
                                                                   ----------      ----------
             Total............................................     $  121,257      $  121,257
                                                                   ==========      ==========

The following table sets forth the components of the estimated purchase price:

                                                                 (In thousands)
             Cash paid.......................................      $  109,500
             Direct acquisition expenses.....................           1,800
                                                                   ----------
                 Total purchase price........................      $  111,300
                                                                   ==========

                              CARREKER CORPORATION

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION

The following table provides the allocation of the purchase price based upon Check Solutions March 31, 2001 balance sheet:

                                                                                     (In thousands)
           In-process research and development......................................   $    2,300
           Current technology and products ...(estimated life of 5-6 years).........       23,200
           Goodwill ...............................(estimated life of 15 years).....       63,851
           Other intangible assets ...............(estimated life of 6 years).......       14,000
           Net assets of Check Solutions............................................        7,949
                                                                                       ----------
           Total purchase price.....................................................   $  111,300
                                                                                       ==========


The useful lives of the various intangible assets identified are based on management's preliminary estimates. Under the caption of current technology and products, lives are based on assumptions regarding the time expected for the indicated technology or product to become obsolete, which is driven primarily by planned future development work designed to replace the existing technology or product. The useful life of six years the Company assigned to the assembled workforce is based on employee retention statistics. The useful life of six years the Company assigned to customer relationships is based on an estimate to replace the customer base. Carreker will amortize these intangible assets on a straight-line basis over their estimated useful lives.

In June 2001, the Financial Accounting Standards Board issued statements of Financial Accounting Standards No. 141, business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives.

The Company will apply the new rules on accounting for goodwill and other intangible effective February 1, 2002. Application of the new rules will result in applying the nonamortization provisions of the Statement. As a result, the Company will no longer amortize goodwill and intangible assets with indefinite lives recorded in the combination. The Company will perform the first of the required impairment tests of goodwill and indefinite lived intangible assets as of February 1, 2002 and has not yet determined what effect these tests will have on the earnings and financial position of the Company.

                              CARREKER CORPORATION

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION

3. Adjustment to reflect the issuance of debt and payment of loan costs and administrative fees. These fees will be amortized over the life of the credit agreement, or 36 months.

                                                           (In thousands)
           Cash............................................  $   44,162
           Other assets....................................         838
               Long-term debt..............................               $   45,000


4. Adjustment to write off the portion of the purchase price allocated to acquired in-process research and development costs. As the amount is not deductible for federal or state income tax purposes, there is no related income tax benefit resulting from this charge. Amounts allocated to acquired in-process research and development had no alternative future use, and had not reached technological feasibility based on the status of design and development activities. The estimates used in valuing the research and development were based upon assumptions regarding future events and circumstances management believes to be reasonable, but that are inherently uncertain and unpredictable.

                                                          (In thousands)
           Retained earnings.............................   $   2,300
               Capitalized software, net.................                 $   2,300

                              CARREKER CORPORATION

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION

5. Adjustment to reflect the additional amortization expense associated with the intangible assets acquired from Check Solutions.

         Three months ended April 30, 2001:

                                                              (In thousands)
           Capitalized software amortization................    $     988
           Goodwill amortization............................        1,064
           Other intangible amortization....................          583
                Capitalized software, net...................                  $     988
                Goodwill, net...............................                      1,064
                Other intangibles, net......................                        583
                                                                ---------     ---------
                                                                $   2,635     $   2,635
                                                                =========     =========

         Year ended January 31, 2001:

                                                              (In thousands)
           Capitalized software amortization................    $   3,950
           Goodwill amortization............................        4,257
           Other intangible amortization....................        2,333
                Capitalized software, net...................                  $   3,950
                Goodwill, net...............................                      4,257
                Other intangibles, net......................                      2,333
                                                                ---------     ---------
                                                                $  10,540     $  10,540
                                                                =========     =========

6. Adjustments to reflect interest expense and amortization of deferred loan costs. The deferred loan costs are amortized over the life of the credit agreement or 36 months. Interest expense was calculated using a rate of LIBOR plus 2% which reflects the actual interest rate.

         Three months ended April 30, 2001:

                                                              (In thousands)
           Interest expense.................................    $     738
                Accrued expenses............................                  $     668
                Other assets................................                         70
                                                                ---------     ---------
                                                                $     738     $     738
                                                                =========     =========

         A 1/8% increase in the interest rate would increase interest expense by approximately $14,000.

         Year ended January 31, 2001:

                                                              (In thousands)
           Interest expense.................................    $   2,951
                Accrued expenses............................                  $   2,672
                Other assets................................                        279
                                                                ---------     ---------
                                                                $   2,951     $   2,951
                                                                =========     =========

         A 1/8% increase in the interest rate would increase interest expense by approximately $56,000.

                              CARREKER CORPORATION

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION

7. Adjustment to reflect the reduced amount of interest income due to the payment of the majority of the purchase price in cash.

         Three months ended April 30, 2001:

                                                              (In thousands)
           Interest income..................................     $    726
                Cash........................................                  $     726


         Year ended January 31, 2001

                                                              (In thousands)
           Interest income..................................    $   2,721
                Cash........................................                  $   2,721

8. Adjustment to reflect the tax effect of the pro-forma adjustments and the tax effect of converting Check Solutions from a partnership to a tax paying entity. The rate applied for the three months ended April 30, 2001 and the year ended January 31, 2001 is Carreker
         Corporation's actual effective tax rate.

         Three months ended April 30, 2001:

                                                              (In thousands)
           Provision for income taxes.......................    $  10,517

                Accrued income taxes........................                  $  10,517


         Year ended January 31, 2001

                                                              (In thousands)
           Accrued income taxes.............................    $   7,270
                Provision for income taxes..................                  $   7,270

                              CARREKER CORPORATION

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION

9. During the three months ended March 31, 2001 Check Solutions converted substantially all of its software licenses it had granted to customers from a term license to a 99-year license, also giving the customers the right to elect maintenance support by paying Check Solutions an optional maintenance fee. The term licenses were recognized over the estimated economical life of the software to the customer. By removing the time-based component of the arrangement Check Solutions recognized as income the deferred license fees (and related deferred selling costs) for those contracts where software had been delivered and that met the other revenue recognition criteria of SOP 97-2. The pro forma condensed combining operating statements for the three months ended April 30, 2001 and the year ended January 31, 2001 have been adjusted to present the Check Solutions financial statements on a basis consistent to that which would have been presented if Check Solutions software license contracts had been executed as a 99-year license arrangements as opposed to term arrangements for all periods prior to March 31, 2001. These adjustments are presented under the caption "Further Adjustments" in the accompanying pro forma condensed combining operating statements. The effect of these adjustments were as follows:


         Three months ended April 30, 2001

                                                               (In thousands)
             Software license fees............................  $  (33,359)
             Cost of revenues - software license fees.........      (1,858)
             Selling, general and administration expense......        (692)
                                                                ----------
                   Loss from operations.......................     (30,809)
             Benefit from income taxes........................     (11,399)
                                                                ----------
                   Net loss...................................  $  (19,410)
                                                                ==========

         Year ended January 31, 2001

                                                               (In thousands)
             Software license fees............................  $   15,931
             Cost of revenues - software license fees.........       1,013
             Selling, general and administration expense......         250
                                                                ----------
                   Income from operations.....................      14,668
             Provision for income taxes.......................       5,574
                                                                ----------
                   Net Income.................................  $    9,094
                                                                ==========